Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-160199) of Two Harbors Investment Corp.,

(2)	Registration Statement (Form S-3 No. 333-163034) of Two Harbors Investment Corp.,

(3)	Registration Statement (Form S-3 No. 333-170251) of Two Harbors Investment Corp.,

(4)	Registration Statement (Form S-3 No. 333-175327) of Two Harbors Investment Corp., and

(5)	Registration Statement (Form S-3 No. 333-171357) pertaining to a Two Harbors Investment Corp. Dividend Reinvestment and Share Purchase Plan;

of our reports dated February 28, 2012, with respect to the consolidated financial statements of Two Harbors Investment Corp. and the effectiveness of internal control over financial reporting of Two Harbors Investment Corp. in its Annual Report (Form 10-K) of Two Harbors Investment Corp. for the year ended December 31, 2011.

/s/ Ernst & Young LLP

Minneapolis, MN

April 18, 2012